Exhibit 10.3

Laiguangying Community Service House Building B

HOUSE LEASE CONTRACT

Party A：Hengxin Investment and Development (Beijing) Co., Ltd.

Party B：Beijing Feitian Zhaoye Technology Co., Ltd.

HOUSE LEASE CONTRACT

Lessor: Hengxin Investment and Development (Beijing) Co., Ltd. (hereinafter referred to as Party A)

Legal representative: Sun Shengjun

Address: Room 601, Block B, Courtyard A, Hongjunying South Road, Laiguangying Township, Chaoyang District, Beijing

Lessee: Beijing Feitian Zhaoye Technology Co., Ltd. (hereinafter referred to as: Party B)

Legal representative: Zhang Pengfei

Address: Room 306,3rd Floor, Building 2, Courtyard A, Hongjunying South Road, Chaoyang District, Beijing

In accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations, Party A and Party B, on the basis of equality and voluntary will, reach an agreement on the following matters related to the lease of the premises used to Party A:

ARTICLE 1 BASIC INFORMATION OF THE LEASED HOUSE

1.	Room 101, Floors 1 to 6, Building 2, Courtyard A, Hongjunying South Road, Chaoyang District (hereinafter referred to as “building”) and its affiliated courtyards are located in the south of Laiguangying Township Government, Chaoyang District, Beijing. Party A has the right to use Block B and its affiliated courtyard of the service room. Party B voluntarily rents the building of the third floor of Block B with an area of 212.4m2 (hereinafter referred to as the leased premises), and Party B has no right to use the walls of the outer wall of the building.

2.	Party A agrees to lease the leased premises to Party B, and Party B has had a full understanding of the leased premises. Both parties confirm that the leased premises and attached facilities are in good condition and can be used normally. The location of the leased premises is detailed in the specific parts of the floor plan attached to this contract.

3.	Neither Party A or Party B shall hold any objection to the status and qualification of the leaser and the lessee, and both parties are willing to perform the relevant obligations as agreed herein.

ARTICLE 2 USE AND OFFICE HOURS OF THE LEASED PREMISES

1.	Use of the rental premises: only for office use. Party B promises that it will not change the use of the leased premises during the lease term and shall strictly abide by the laws, regulations, local rules and normative documents formulated by the People’s Republic of China and Beijing for the operation activities of Party B in the leased premises.

2.	The normal office hours of the building and the supply hours of central air conditioning are 9:00 am to 18:00 PM from Monday to Friday. The supply period of central air conditioning: the cooling time is from May 18 to September 18 every year; The heating period is from November 15 to March 15 of the following year. During the lease term, Party A shall adjust the aforesaid term according to the adjusted standard if the national or Beijing municipal regulations are issued. When Party B uses the leased premises during normal office hours, it shall comply with the relevant regulations formulated by Party A for all the tenants and users of the building.

3.	Except for signs and nameplates designed and provided by Party A or with written consent of Party A, Party B shall not install or display any advertising materials (such as light boxes, posters, etc.) that can be seen outside the office building. Otherwise, Party A shall have the right to require Party B to remove them immediately or directly on behalf of Party B, and all losses or expenses arising therefrom shall be borne by Party B.

4.	Party B shall allow Party A’s personnel to enter the leased premises, inspect the premises, or install, repair, improve or repair the relevant facilities of the premises. Party A shall notify Party B in advance of the aforesaid activities. In case of emergency, Party A shall have the right to engage in the activities, regardless of whether Party B agrees or not.

ARTICLE 3 DECORATION OF LEASED HOUSES

1.	Party A agrees that Party B can lease the house for decoration, but must be submitted to Party A prior construction drawings, construction plan and the hired construction entity qualification certificate and construction personnel, by Party A, written consent, obtain approval of the competent authorities, and with the relevant departments of Party A construction management agreement and pay the relevant fees, the construction, so all costs shall be borne by Party B.

2.	The construction drawings agreed in the Contract include but are not limited to: construction drawings, plans and specifications for all intervals and floor covering; all construction drawings, plans and specifications for electrical devices connected to power, fire alarm, public broadcasting, computer system and telephone system; details of any proposed modification or addition of electrical appliances, machinery, equipment or other facilities; construction drawings, plans and specifications of Party B.

3.	Without the prior written consent of Party A, Party B shall not authorize or allow others to make any reconstruction, addition or addition of the leased premises and its attached facilities and equipment. The ancillary facilities include but are not limited to rental house wiring, drainage, firefighting, indoor and outdoor exterior and existing decoration.

4.	Party B shall not change the main structure of the premises, fire protection and air conditioning system, escape passage and connections of public areas. Party B’s decoration shall comply with the provisions of fire control, construction and other laws and regulations, and shall not disturb or interfere with the normal office and normal use activities of other tenants or users of the building. If Party B makes changes to the building structure and main facilities of the leased premises, or transforms the air conditioning system, fire protection system and mechanical and electrical system of the leased premises, it shall obtain the written consent of Party A, and the construction shall be conducted according to the drawings approved by the relevant competent government authorities. Without the written consent of Party A and the relevant government departments, the approved decoration construction drawings shall not be modified. The air conditioning system and fire control system must be carried out by enterprises with relevant construction qualifications.

5.	Party B shall bear all the relevant expenses for all the modifications, improvements, and fixtures of the leased premises. It shall not make any modification, addition, or renovation of the leased premises without the written consent of Party A, nor shall it damage the surface of any part of the leased premises. Party A does not give Party B the right to use the exterior walls and exterior walls of the leased premises. Without the prior written consent of Party A, Party B shall not display or erect any advertising facilities and shelters on the outside side of the leased premises or on the leased premises. Without the written consent of Party A, Party B shall not install or use cooking, air conditioning or heating facilities3 Prepare or system.

6.	When Party B adds or adds anything to the leased premises, Party B shall not damage the main structure of the leased premises and comply with the laws and regulations of the state and Beijing related to construction, fire protection, environmental protection, sanitation and epidemic prevention.

7.	After the decoration is completed, Party B shall pass the inspection and acceptance according to the relevant regulations or normative requirements of the state and Beijing Municipality and submit the acceptance certificate of the leased premises issued by relevant departments (including but not limited to fire departments) before using the leased premises. If Party B fails to obtain the above supporting documents and then uses the leased premises, Party B shall bear all the consequences arising therefrom, and Party A shall have the right to terminate this contract and take back the leased premises, and Party B shall bear all losses caused to Party A.

8.	Party A has the right to supervise the construction process of Party B’s decoration.

9.	Party B shall be responsible for the repair and maintenance of the ancillary facilities and equipment decorated, added and rebuilt to the leased premises, and Party A shall not be responsible for such repair and maintenance. Due to Party B’s decoration, additional construction, If the addition or reconstruction causes personal damage or property loss or damage to Party A and any third party or the building, Party B shall bear the liability for compensation.

10.	Party B shall be responsible for keeping the leased premises and the facilities and equipment provided by Party A in good and usable condition. Party B shall be responsible for the replacement or acquisition of consumables (such as light bulbs, etc.) in the leased premises and shall bear the relevant expenses.

ARTICLE 4 LEASE TERM

1.	The lease period is 5 years from October 1, 2021 to September 30, 2026.

2.	Upon the expiration of the lease term, Party A shall have the right to take back the leased premises and Party B shall return the premises as scheduled. Party A shall inform Party B in writing of the lease renewal price for the next lease period at least 2 months (60 days) prior to the expiration of the lease term. Under the same conditions, Party B has the priority to lease the premises. If Party B does not renew the lease, it shall notify Party A in writing two months (60 days) in advance. If Party B wants to renew the lease, it shall submit a written application for renewal to Party A at least 2 months (60 days) prior to the expiration of the lease and re-negotiate and sign the contract before the expiration of the lease.

3.	After Party B notifies Party A in writing that it will not renew the lease, Party A shall have the right to prepare for re-leasing within two months prior to the expiration of the lease term, including showing the lease to future tenants and carrying out reasonable and necessary inspection and maintenance of the lease, on the premise that Party B does not affect Party B’s normal use of the lease. Party B shall cooperate with Party A.

ARTICLE 5 RENT AND PERFORMANCE SECURITY DEPOSIT

1.	Rent

(1)	Standard: RMB 6.0 yuan / day / square meter: monthly billing days: 30.42 days:

Rental area: 212.4 square meters.

(2)	After mutual agreement, Party B shall pay to Party A as agreed during the lease term as follows rent:

For the period from October 1,2021 to September 30,2026, RMB RMB 38763.00 / month (in words: RMB ten thousand eight thousand and sixty thousand only); the total rent is RMB RMB 465156.00 (in words: RMB four hundred and sixty five thousand one hundred and fifty thousand only).

(3)	Payment method: The rent shall be paid once every three months. After Party A issues the payment notice, Party B shall pay the rent for the next quarter on the following date, and may pay the rent to Party A by means of transfer, check, bank remittance or cash payment.

Payment date: before September 28, before December 25, before 2 March 25, and before June 25.

(4)	Type of invoice: Party A shall issue a special VAT invoice of the same amount to Party B 3 working days after receipt of the rent.

(5)	Late fee: If Party B pays the rent to Party A due to Party B, it shall pay Party A at the standard of 50,000 (0. 05%) of the overdue amount per day.

2.	Performance bond:

(1)	Interpretation: The performance bond stipulated in this clause shall be used as the cash guarantee provided to Party A when Party B breaches the contract.

(2)	Within 5 working days after the signing of this Contract, Party B shall pay the performance bond (equivalent to the sum of three months of rent), a total of RMB 116289.00 YUAN (say RMB one hundred and sixteen million Gu Hundred and eighty-nine yuan only) to Party A in the following bank account:

Account name: Hengxin Investment and Development (Beijing) Co., LTD

Bank of deposit: China Minsheng Bank, Beijing Asian Games Village Sub-branch.

Bank account number: 627072155

(3)	Treatment method: Party B chooses the following method to handle the country, ✕A；√B

A. If Party B is a newly leased customer, the performance bond shall be paid by the above terms as stipulated in the account designated by Party A;

B. If Party B is a customer to renew the lease, the difference between the margin amount minus the rent standard and the actual margin amount in the previous year shall be returned.

(4)	Purpose: If Party B’s breach causes losses to Party A, Party A has the right to unilaterally and unconditionally deduct the deposit. The specific deduction items of the performance bond include:

●	Deduct the rent and management fee payable by Party B and other unpaid fees payable by Party B;

●	Deduct the liquidated damages payable by Party B for breach of this Contract and other agreements of both parties;

●	Party B shall compensate Party A for the relevant losses incurred by the breach of this Contract and other agreements of both parties;

●	As a guarantee for Party B’s performance of all obligations hereunder.

(5)	If the performance bond is deducted due to the above reasons, Party B shall make up the performance bond within five days upon receipt of the written notice from Party A to make up the performance bond. If Party B fails to make up the amount within the time limit, Party B shall pay Party A liquidated damages of 1% of the supplementary amount per day. At the same time, Party A shall have the right to unilaterally terminate this Contract and take back the leased premises, and the performance bond paid by Party B shall not be returned.

(6)	During the lease term agreed herein, the performance bond shall be kept by Party A, and Party B agrees that Party A shall not pay any interest to Party B on the deposit. If Party B faithfully performs all the terms of this Contract (including but not limited to paying all the fees) and Party B gives a written notice to Party A not to renew the lease, Party A shall return the performance security (if any) without self-interest to Party B after Party B settles all the fees.

(7)	Party B shall not refuse to pay all other fees payable on the grounds that it has paid the performance bond of the leased premises to Party A. Except for the written consent of Party A, Party B shall have no right to claim the performance bond to offset any payment obligation to Party A or to any third Party agreed herein, nor shall it have the right to transfer the right of the performance bond to any third party.

ARTICLE 6 RELEVANT EXPENSES UNDERTAKING

During the lease term, the expenses related to the leased premises shall be borne by:

1.	Party A shall bear the expenses of water, electricity, air conditioning, heating, security, greening, facilities maintenance, cleaning, management and maintenance of public toilets in the public area outside the building B leased by Party B.

2.	Party B shall bear the leased premises area including but not limited to the township government and other fees payable by Party B (the above fees are not included in the rent).

3.	Party B shall bear the taxes and fees caused by the right to use the premises and the operation and production activities within the scope of the leased premises.

4.	During the contract period of Party B, the parking fee is 600 yuan / month / per vehicle.

ARTICLE 7 DELIVERY AND REMOVAL OF THE LEASED PREMISES

1.	Delivery: Current delivery. If Party B is the new tenant, the leased premises shall be delivered to Party B upon the effective date of this Contract; If Party B is the renewal customer, it shall be deemed to have been duly delivered upon the effective date of this Contract.

Before signing this Contract, Party B has fully understood the current situation of the leased house and is satisfied with the current situation of the leased house. Party B agrees to deliver the leased house under the current condition and agrees to accept the leased house.

2.	Moving out: If the lease expires or this Contract terminates early, Party B shall, within seven (7) days after the expiration of the contract, move all the items of Party B from the leased premises and return the premises to Party A.

After the above period, Party A shall have the right to dispose of the goods left by Party B. Party B shall return the premises in the decoration condition before removal and shall not maliciously damage the original foundation decoration. If Party B removes, changes, adds or shifts the air conditioning outlet, switches, smoke, sensor and sprinkler, it shall not restore to the original delivery condition of the premises, before handover, Party B shall be liable for compensation.

3.	Within the last 3 months of the lease term, or after the early termination of the lease contract, Party B shall be notified by Party A in advance. F, Party B shall allow Party A to lead the potential lessee to visit the leased premises. Party B shall not use any excuse to hinder Party A’s leasing activities on the leased premises.

4.	Party B shall in the expiration of this contract lease or the contract terminated within seven (7) days after the return of the lease house, each overdue day, according pay the contract 2 times the daily rent, fee, and the annual rent shall pay liquidated damages to Party A, and also bear other related expenses of the rental house. If Party B moves out of the leased premises, it shall surrender all the facilities of the leased premises and the ownership and decoration of the leased premises and have the right to deal with it. Party A shall not raise any objection; the third party shall remove the above items; Party B shall not pay Party A the expenses of the decoration, and shall not require Party A to purchase the decoration and equipment of the leased premises, nor require Party A to pay the handling fee, evacuation fee or demolition fee.

5.	Upon the expiration of the lease term or the early termination of this Contract, Party B shall return all the keys of the leased premises to Party A. If Party B’s company is registered in the building, it shall move away within-months after the expiration of the contract, and the performance bond shall be returned after the relocation.

6.	If Party B fails to return the leased premises, Party A has the right to take measures to take back the leased premises. If there are any decoration, furniture, equipment, objects, materials, equipment or other articles of Party B, Party A has no right to seal up the above items. Party B shall retrieve the above items within five calendar days from the date, Party B shall have the right to dispose of them in any way. Party B shall not object or hold Party A responsible and claim compensation. At the same time, all expenses shall be borne by Party B incurred in the removal, cleaning, sealing and storage of the above articles and the recovery of the leased premises.

7.	If Party B fails to move out of the leased premises, Party B shall also be liable for compensation; if Party B causes loss or damage to Party A or any third party in the process of clearing, Party B shall bear all relevant compensation liabilities arising therefrom. Party A has the right to deduct the compensation for such losses from the performance bond paid by Party B. If the performance bond is insufficient to be deducted, Party B shall also fully compensate Party A for the remaining losses.

8.	Party B must settle all outstanding payments hereunder. When returning the leased premises, Party A shall return the remaining performance deposit to Party B without interest within 30 working days after Party A accepts the leased premises and issues a written certificate.

ARTICLE 8 MAINTENANCE OF HOUSES AND ANCILLARY FACILITIES

1.	Party A shall not be liable for any loss or damage to Party B’s property not attributable to Party A. Party A shall not be liable for water leakage, air leakage, electricity leakage, moisture or any other personal damage or property loss caused by fire, explosion, steam, gas, water, electricity, rain and snow, above-ground or underground pipelines and facilities, or any other reason not caused by Party A. Party A shall not be liable for personal injury or property damage caused by reasons not attributable to Party A.

2.	If Party B has any fire or other accident in the leased premises, or any defect in the leased premises or equipment, Party B shall immediately notify Party A.

3.	During the lease term, Party A shall be responsible for the necessary repair and maintenance of the leased premises and ancillary facilities delivered. If Party B finds any damage or failure of the leased premises or the ancillary facilities or equipment provided by Party A attached to this contract, it shall timely notify Party A for maintenance and shall not deal with it without authorization. In case of emergency, Party B may make temporary and necessary repairs within the purpose of reducing direct damage to Party B’s property and employees. Party B or its employed personnel or agents shall be responsible for the damage or compensation caused by the damage or failure of the ancillary facilities or equipment of the leased premises or the appendix hereto. If the premises and its attached facilities are damaged or faulty due to improper storage or unreasonable use by Party B, Party B shall be liable for the maintenance or compensation. If Party B refuses to repair or refuses to bear the liability for compensation, Party A may repair or purchase new goods on behalf of Party B at Party B’s expenses.

4.	If Party B fails to perform or violates any provision of this Contract or the appendix, or causes the loss of the leased premises or the building or other expenses incurred by Party A, Party B shall compensate or compensate Party A for the relevant losses within five working days from the date when Party A sends a written notice to Party B.

5.	Party B shall not voluntarily or allow others to cause any failure of the whole or part of the insurance or increase the insurance premium. If Party B or Party B allows others to violate the aforesaid agreement and causing losses, re-insurance or insurance premium increase to Party A, such losses shall be borne by Party B.

ARTICLE 9 SUBLEASE

During the lease term agreed herein, Party B shall not sublease the leased premises to any third party without the written consent of Party A. Otherwise, Party A shall be deemed to be in breach of contract, and Party A has the right to deduct all the deposit and reserves the right to pursue its legal responsibility.

ARTICLE 10 REPRESENTATIONS AND COMMITMENTS OF PARTY A

Party A agrees to abide by the following terms and conditions concerning the leased premises:

1.	Party B shall provide Party B with the leased premises according to the provisions of this contract.

2.	Unless otherwise provided in this Contract, Party A shall not interfere or interfere with Party B’s normal and reasonable use of the leased premises.

3.	Keep the roof, main structure and external wall of the building, and the main pipe, drainage pipe, pipe and cable in the building in good running condition (normal maintenance, except maintenance). If the building is found to be defective, Party A shall investigate and repair it at a reasonable time. Not caused by Party A or the normal operation of the normal supply of water, electricity, air conditioning, network is affected, Party A is not responsible for paying compensation to Party B, this contract, party to pay the rental house rent, performance bond, or any other cost obligation is not affected by any such interruption, reduce or exempt.

4.	Keep the public areas designated by the building management for all tenants in a clean and usable condition.

5.	Keep the clean environment in the public area of the building, and remove the garbage of the building in time, but excluding the decoration garbage of the building tenants.

6.	Keep the public equipment of elevators, fire prevention and safety services, central air conditioning system and other public facilities in good working condition, except for normal maintenance.

ARTICLE 11 REPRESENTATIONS AND COMMITMENTS OF PARTY B

Party B agrees to abide by the following terms and conditions:

1.	Pay the rent, performance bond and other fees stipulated in this Agreement and all other special services related to the leased premises on time, and bear the taxes and fees of the leased premises in accordance with the relevant regulations of the state and Beijing Municipality.

2.	Party B’s activities shall be carried out in strict accordance with the laws, regulations and rules of the People’s Republic of China. Party B shall be responsible to ensure that the decoration and interval of the leased premises comply with the requirements of fire control, construction or other relevant laws, regulations, rules and regulations. Faithfully abide by and strictly implement the management of the relevant organizations or personnel designated, appointed and entrusted by Party A and the relevant rules and regulations of the building.

3.	The leased premises shall not be sublet or sublet in disguised form, including but not limited to sublease or sharing with a third party.

4.	Keep the leased house clean and intact, sewage, shells, cigarette butts, garbage and other wastes, must be placed in the designated trash can, basket, not to the outside or outside the window, Party A has the right to dissuade Party A for any loss or punishment, Party B shall be fully liable for damage to the leased house or house, or damage to the public area, Party A shall pay the market price.

5.	Take good care of and reasonably use the leased premises, and take reasonable and appropriate measures before thunderstorm, rainstorm, gale, snow or similar severe weather to protect the interior of the leased premises from damage, especially in all the above bad weather. Party B guarantees that the leased premises does not have insect pests. If any pest occurs, Party A shall arrange and approve the pest control.

6.	It shall not be stored in the leased premises, nor shall it be allowed to store weapons, ammunition, saltpeter, gunpowder, fire oil or other explosive and inflammable dangerous goods, or any other articles that may put the leased premises and the large won in a dangerous situation, or may increase the insurance costs of the leased premises and the building. The leased premises (including but not limited to fire prevention, theft, etc.) shall be responsible by Party B, and has nothing to do with Party A.

7.	It shall not use the leased premises for illegal or immoral activities; it shall not conduct, tolerate or acquiesced in any activities that may cause damage to Party A or the building, or may interfere with or interfere with the quiet or effective use of other premises other than the leased premises.

8.	It is not allowed to pile up boxes, furniture, garbage or other sundries in the lobby, stairs, passageways or other public areas, shall not block the passage of the above locations and fire evacuation channels, and shall not affect the use of firefighting equipment. They shall not occupy public areas for exhibition, distribution of publicity materials or engage in commercial activities. No auction activities shall be held in the above-mentioned areas and in the leased houses.

9.	No person of Party B shall stay in the leased premises.

10.	Any damage caused by Party B’s agents, employees, visitors or license users shall be deemed as that of Party B, and Party B shall be jointly and severally liable for compensation. If the aforementioned personnel of Party B cause losses to Party A, Party B shall fully compensate Party A for the losses.

11.	Party B must comply with and make its guests, visitors or licensed users to comply with all the provisions of the original management and vehicle parking regulations, restrictions, shall not make its vehicles or allow, acquiescence, his guests, visitors or licensed users of random parking and blocking the building access or other public areas.

ARTICLE 12 CONFIDENTIALITY

Party A and Party B promise that without the consent of the other party, either party shall not starve the contents of this contract to a third party without the judicial authorities according to legal procedures. The confidentiality obligation stipulated in this article shall remain valid for three years after the expiration or termination of this Contract.

ARTICLE 13 COMPENSATION

Party B shall be responsible for the direct or indirect damage to the personal or property of Party A or the leased premises caused by the actions of Party B or its employees and shall bear or jointly bear the corresponding liability for compensation.

ARTICLE 14 TERMINATION AND RESCISSION OF THE CONTRACT

1.	This contract shall terminate on the date of expiration.

2.	This contract may be terminated by mutual agreement of both parties.

3.	Under any of the following circumstances, this Contract shall be terminated, and neither party shall be liable for breach of contract.

(1)	The house is included in the scope of house demolition according to law for the need of urban construction.

(2)	Damage, loss or loss of the house or other losses caused due to force majeure such as earthquake or fire. However, in such cases, Party B shall timely send a notice to Party A.

(3)	If the contract cannot be performed or cannot be performed in whole or in part due to the change of government actions, national laws and regulations due to the planning of the Beijing Municipal Government or the Chaoyang District Government, the party involved in the above circumstances shall be above Notify the other party within 15 days from the date of the said occurrence.

4.	If Party B has any of the following circumstances, Party A shall have the right to unilaterally terminate the contract and take back the premises.

(1)	Altering the use of the house without authorization.

(2)	Demolishing or changing the main structure of the damaged house without authorization.

(3)	Subleasing or transferring the leased premises to a third party without written consent to Party A.

(4)	Using the house for illegal activities.

(5)	Failure to pay or pay the rent and other fees late, and failure to correct after Party A’s request.

(6)	Party B shall compensate or pay Party A for the corresponding losses or expenses as stipulated in the other terms of this contract if party B refuses or delays the payment after Party A’s request.

5.	If Party A has the following circumstances, Party B has the right to unilaterally terminate the contract: Party A violates the representations and warranty obligations stipulated in Article 10 hereof and fails to correct them after being urged by Party B.

ARTICLE 15 LIABILITY FOR BREACH OF CONTRACT

1.	Any-party that violates this contract and causes any loss to the other party shall be liable for compensation according to law.

2.	If Party B has the circumstances stipulated in Article 14 hereof, Party A shall have the right to unilaterally terminate the Contract Party A has the right to deduct Party B’s performance bond. If the deposit is insufficient to compensate Party A’s losses, Party A has the right to ask Party B to pay the difference. If Party B refuses to make up, Party A shall have the right to seal up the facilities and facilities in the leased premises The items and reserve the right to recover reasonable compensation and legal liability from Party B, and the above items shall be paid by Party B. The sealing shall be terminated after the corresponding payment. If Party B still fails to pay the corresponding amount within one month from the date of sealing, Party A Party B shall have the right to dispose of the sealed articles without any responsibility, and the disposal expenses shall be borne by Party B.

3.	Party A shall compensate for any personal and property losses caused to Party B caused by Party A’s failure to perform the maintenance obligations as agreed Compensation liability.

4.	During the lease term, if either party terminates the lease contract in advance, it shall speak up in writing three months in advance. With the written consent of the other party (if a written reply is not given within 15 days upon receipt of the notice, it shall be deemed to agree). To terminate the contract, but to pay the other party liquidated damages equivalent to six months’ rent.

5.	Party B shall be liable for breach of contract if it fails to pay the rent and any other expenses payable. Party A shall have the right to charge Party B a daily penalty of 5% of the overdue payment amount. If the overdue payment exceeds seven days, Party A shall have the right to unilaterally terminate this Contract.

6.	If this Contract is terminated or terminated in advance due to Party B, the performance bond paid by Party B shall not be granted return.

7.	Due to Party a cause this contract is terminated or terminated, double return Party B pay the performance deposit, (deduct Party B shall bear the rent and related expenses) and compensate Party B decoration loss (the amount of the appraisal institutions and deduct Party B has used the corresponding years of depreciation), and compensate for Party B relocation fee and other losses.

8.	The losses mentioned in this Contract shall include but are not limited to direct losses, indirect losses, litigation costs, attorney’s fees, evidence collection expenses and all expenses for the realization of relevant rights or interests.

ARTICLE 16 CONTACT PERSON FOR CONTRACT PERFORMANCE

1.	Party A shall appoint employees as the contact person to be responsible for contacting or coordinating with Party B on the matters agreed herein. Information is as follows:

Contact person: Guo Xinxin

E-mail：

Mobile phone: 18510238852

Fixed-line telephone number: 64126515

Fax:

Address: 1st Floor NET Building, Block B, Courtyard A, Hongjunying South Road, Chaoyang District

Post Code：

2.	Party B shall appoint employees as the contact person to be responsible for contacting or coordinating with Party A on the affairs agreed herein. Information is as follows:

Contact person:

E-mail：

Mobile phone:

Fixed-line telephone number:

Fax:

Address: Room 306,3rd Floor, Building 2, Courtyard A, Hongjunying South Road, Chaoyang District, Beijing

Post Code：

3.	All notices required under this Contract shall be in writing; if delivered directly, they shall be received upon delivery, by fax, by express mail to China Post EMS, and they shall be received by registered mail on the date of delivery.

4.	Party A and Party B promise that the above information provided by them shall be true and effective and shall be responsible for the authenticity of the information recorded herein. If there is any change in the above contact person or contact information, the changing party shall notify the other party in writing within 2 working days from the date of the change. Otherwise, it shall be deemed to have not been changed, and the information delivered accordingto the original information shall be deemed to have been received by the other party.

ARTICLE 17 SETTLEMENT OF CONTRACT DISPUTES

Any dispute arising under this Contract shall be settled by both parties through negotiation; If the negotiation fails, either party may proceed to the court of the place of performance. This contract shall come into force upon being sealed by both parties. This contract is made of wild rice, of which each party holds one copy. After this Contract comes into force, both parties shall modify or supplement the contract content in written form as an annex to this Contract. The annex shall have the same legal effect as this contract.

ARTICLE 18 TAXES AND FEES

The taxes and fees involved in this Contract shall be borne by both parties respectively in accordance with the relevant laws, regulations, local rules or normative documents of the People’s Republic of China and Beijing Municipality. If this contract is not modified, Party A and Party B may sign a supplementary agreement, and the supplementary agreement shall have the same legal effect as this Contract.

(The following text is left blank)

Lessor (Party A) Stamp：	Lessee (Party B) Stamp:

Authorized representative：	Authorized representative：

Date：September 30, 2021	Date: September 30, 2021